EXHIBIT 22

                          SUBSIDIARIES OF THE REGISTRANT


The William Byrd Press, Incorporated, incorporated under the laws of Virginia;

Washburn  Graphics, Inc., incorporated under the laws of North Carolina;

American Graphics, Inc., incorporated under the laws of Georgia;

Cadmus Direct Marketing, Inc., incorporated under the laws of North Carolina;

Expert Graphics, Inc., incorporated under the laws of Virginia;

Garamond/Pridemark Press, Inc., incorporated under the laws of Maryland;

Three Score, Inc., incorporated under the laws of Georgia;

Vaughan Printers, Incorporated, incorporated under the laws of Florida;

Cadmus Investment Corporation, incorporated under the laws of Delaware;

Cadmus Color Center, Inc., incorporated under the laws of Virginia;

Tuff Stuff Publications, Inc., incorporated under the laws of Virginia;

Cadmus Marketing, Inc., incorporated under the laws of Virginia;

Marblehead Communications, Inc., incorporated under the laws of Delaware;

VSUB Holding Company, incorporated under the laws of Virginia; and

Cadmus Journal Services, Inc., incorporated under the laws of Virginia.